                                                                   EXHIBIT 10.20



                            CASH MANAGEMENT AGREEMENT



                          Dated: as of November 1, 2004



                                      AMONG


                           CEDAR-FRANKLIN VILLAGE LLC
                                   as Borrower



                                       AND


                          EUROHYPO AG, NEW YORK BRANCH
                                    as Lender



                                       AND


                         PNC BANK, NATIONAL ASSOCIATION
                                    as Agent



                                       AND


                            CALARESE PROPERTIES, INC.
                                   as Manager

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                            CASH MANAGEMENT AGREEMENT

         CASH MANAGEMENT AGREEMENT (this "Agreement"), dated as of November 1, 2004, among CEDAR-FRANKLIN VILLAGE LLC, a Delaware limited liability company ("Borrower"), PNC BANK, National Association, a national banking association ("Agent"), EUROHYPO AG, NEW YORK BRANCH, the New York branch of a German banking corporation ("Lender") and CALARESE PROPERTIES, INC., a Massachusetts corporation ("Manager").


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to a certain Loan Agreement (the "Loan Agreement") dated the date hereof between Borrower and Lender, Lender has made a loan to Borrower in the principal amount of $43,500,000.00;


         WHEREAS, pursuant to the Mortgage and the Assignment of Leases, Borrower has granted to Lender a security interest in all of Borrower's right, title and interest in, to and under the Rents, and has assigned and conveyed to Lender all of Borrower's right, title and interest in, to and under the Rents due and to become due to Borrower or to which Borrower is now or may hereafter become entitled, arising out of the Property or any part or parts thereof;


         WHEREAS, Borrower and Manager have entered into a management agreement with respect to the Property of even date herewith, pursuant to which Manager has agreed to manage the Property; and


         WHEREAS, pursuant to the Clearing Account Agreement, the Clearing Account Bank shall receive and process all Rents and shall transfer by wire transfer or via the ACH System to the Deposit Account all amounts constituting available funds on deposit in the Clearing Account;


         NOW, THEREFORE, in consideration of the covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.       DEFINITIONS

         Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement. As used herein, the following terms shall have the following definitions:

         "Accounts" means, collectively, the Capital Expenditure Account, the Debt Service Account, the Insurance Account, the Deposit Account, the Required Repair Account, the Rollover Account and the Tax Account.

         "ACH System" means the automated clearinghouse system.

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         "Agent" shall mean PNC Bank, National Association, as agent under this
Agreement, together with its successors and assigns.

         "Agreement" this Cash Management Agreement dated as of October ___ 2004, among Borrower, Manager, Agent and Lender, as amended, supplemented or otherwise modified from time to time.

         "Borrower" Cedar-Franklin Village LLC, together with its successors and permitted assigns.

         "Capital Expenditure Account" as defined in Section 2.1(f).

         "Clearing Account" that certain collection account established by Borrower with Clearing Account Bank into which Borrower and Manager shall cause all Rents to be deposited in accordance with the terms and conditions of the Clearing Account Agreement.

         "Clearing Account Agreement" that certain Clearing Account Agreement dated as of the date hereof, among Borrower, Lender and Clearing Account Bank.

         "Clearing Account Bank" Northfork Bank, together with its successors and assigns.

         "Collateral" as defined in Section 5.1.

         "Debt Service Account" as defined in Section 2.1(b).

         "Deposit Account" as defined in Section 2.1 (a).

         "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

         "Eligible Institution" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor's Ratings Group, P-1 by Moody's Investors Service, Inc. and F-1+ by Fitch, Inc. in the case of accounts in which funds are held for thirty
(30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's).

         "Insurance Account" as defined in Section 2.1(d).

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         "Lender" shall mean Eurohypo AG, New York Branch, together with its successors and assigns.

         "Manager" shall mean Calarese Properties, Inc., together with its successors and permitted assigns, and the Approved Property Manager (as defined in the Loan Agreement).

         "Monthly Capital Expenditure Amount" shall mean the monthly deposit for Capital Expenditures required pursuant to Section 6.4 of the Loan Agreement.

         "Monthly Insurance Amount" shall mean the monthly deposit for Insurance Premiums required pursuant to Section 6.3 of the Loan Agreement.

         "Monthly Payment Date" shall have the meaning ascribed to it in the Loan Agreement.

         "Monthly Rollover Amount" shall mean the monthly deposit for leasing commissions and tenant improvement expenditures required pursuant to Section 6.5 of the Loan Agreement.

         "Monthly Tax Amount" shall mean the monthly deposit for Taxes required pursuant to Section 6.2 of the Loan Agreement.

         "Obligations" as defined in Section 5.1.

         "Permitted Investments" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by any Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Monthly Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

         (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause (i) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

         (ii) Federal Housing Administration debentures;

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         (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause
(iii) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
(D) not be subject to liquidation prior to their maturity;

         (iv) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to the certificates); provided, however, that the investments described in this clause (iv) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

         (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to the certificates); provided, however, that the investments described in this clause (v) must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have a "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
(D) not be subject to liquidation prior to their maturity;

         (vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investments would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to the certificates) in its highest long-term unsecured debt rating category; provided, however, that the investments described in this clause (vi) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if

                                      -5-
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rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

         (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to the certificates) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause (vii) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have a "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

         (viii) units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and have the highest rating from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to the certificates) for money market funds; and

         (ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to the certificates by such Rating Agency;

provided, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

         "Required Repair Account" as defined in Section 2.1(g).

         "Rollover Account" as defined in Section 2.1(e).

         "Tax Account" as defined in Section 2.1(c).

         "Tenant Direction Letter" as defined in Section 2.2(a).

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         "UCC" as defined in Section 5.1(a)(iv).

II. THE ACCOUNTS

         Section 2.1 ESTABLISHMENT OF ACCOUNTS. Borrower acknowledges and confirms that Borrower has established the following Accounts with Agent:

         (a) An account into which the Clearing Account Bank shall transfer by wire transfer or via the ACH System all amounts constituting available funds on deposit in the Clearing Account (the "Deposit Account");

         (b) An account into which Borrower shall deposit, or cause to be deposited, the amounts required for the payment of Debt Service under the Loan (the "Debt Service Account");

         (c) An account into which Borrower shall deposit, or cause to be deposited, the sums required to be deposited pursuant to the Loan Agreement for the payment of Taxes (the "Tax Account");

         (d) An account into which Borrower shall deposit, or cause to be deposited, the sums required to be deposited pursuant to the Loan Agreement for the payment of Insurance Premiums (the "Insurance Account");

         (e) An account into which Borrower shall deposit, or cause to be deposited, the sums required to be deposited pursuant to the Loan Agreement for the payment of leasing commissions and tenant improvement expenditures (the "Rollover Account").

         (f) An account into which Borrower shall deposit, or cause to be deposited, the sums required to be deposited pursuant to the Loan Agreement for the payment of Capital Expenditures (the "Capital Expenditure Account"); and

         (g) An account into which Borrower shall deposit, or cause to be deposited, the sums required to be deposited pursuant to the Loan Agreement for the payment of the Required Repairs (the "Required Repair Account").

         Section 2.2 DEPOSITS INTO DEPOSIT ACCOUNT. Borrower and Manager represent, warrant and covenant that:

         (a) Borrower and Manager shall cause all Rents to be deposited directly into the Clearing Account. Without limitation of the foregoing, Borrower shall notify, advise and irrevocably direct each Tenant under each Lease (whether such Lease is presently effective or executed after the date hereof) to send directly to the Clearing Account all payments of Rent pursuant to an instruction letter in the form of Exhibit A attached hereto (a "Tenant Direction Letter").

         (b) Commencing with the first billing statement delivered after the date hereof and for each subsequent statement delivered, Borrower and Manager shall instruct all Persons that maintain open accounts with Borrower or Manager or with whom Borrower or Manager does business on an "accounts receivable" basis

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with respect to the Property to deliver all payments due under such accounts to the Clearing Account. Neither Borrower nor Manager shall direct any such Person to make payments due under such accounts in any other manner. (c) intentionally omitted (d) If, notwithstanding the provisions of this Section 2.2, Borrower or Manager receives any Rents or other income from the Property, then (i) such amounts shall be deemed to be Collateral and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrower or Manager, and (iii) Borrower or Manager shall deposit such amounts in the Clearing Account within two (2) Business Days of receipt. (e) Without the prior written consent of Lender, neither Borrower nor Manager shall (i) terminate, amend, revoke or modify any Tenant Direction Letter in any manner whatsoever, (ii) direct or cause any Tenant to pay any amount in any manner other than as provided in the related Tenant Direction Letter. (f) There are no other accounts maintained by Borrower, Manager or any other Person into which revenues from the ownership and operation of the Property are deposited other than with respect to revenues Borrower is entitled to receive pursuant to the terms of the Loan Documents. So long as the Note shall be outstanding, neither Borrower, Manager nor any other Person shall open any other such account for the deposit of Rent or revenues from the Property.

         Section 2.3 ACCOUNT NAME. The Accounts shall each be exclusively in the name of Lender; provided, however, that in the event Lender transfers or assigns the Loan, Agent, at Lender's request, shall change the name of each Account to the name of the transferee or assignee. In the event Lender retains a Servicer to service the Loan, Agent, at Lender's request, shall comply with the instructions of Servicer, as agent for Lender.

         Section 2.4 ELIGIBLE ACCOUNTS/CHARACTERIZATION OF ACCOUNTS. Borrower and Agent shall maintain each Account as an Eligible Account. Each Account is and shall be treated either as a "securities account" as such term is defined in
Section 8-501(a) of the UCC or a "deposit account" as defined in Section 9-102(a)(29) of the UCC. Agent acknowledges and agrees that the Deposit Account is intended to be a deposit accounts and the Capital Expenditure Account, the Debt Service Account, the Insurance Account, the Required Repair Account, the Rollover Account and the Tax Account are intended to be securities accounts. Agent hereby agrees that each item of property (whether investment property, financial asset, securities, instrument, cash or other property) credited to each Account shall be treated as a "financial asset" within the meaning of
Section 8-102(a)(9) of the UCC. Agent shall, subject to the terms of this Agreement, treat Lender as entitled to exercise the rights that comprise any financial asset credited to each Account. All securities or other property underlying any financial assets credited to each Account shall be registered in the name of Agent, endorsed to Agent or in blank or credited to another securities account maintained in the name of Agent and in no case will any financial asset credited to any Account be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower.

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         Section 2.5 PERMITTED INVESTMENTS. Sums on deposit in the Accounts shall not be invested except in Permitted Investments. Except during the existence of any Event of Default, Borrower shall have the right to direct Agent to invest sums on deposit in the Accounts in Permitted Investments no more than one time per month; provided, however, in no event shall Borrower direct Agent to make a Permitted Investment if the maturity date of that Permitted Investment is later than the date on which the invested sums are required for payment of an obligation for which the Account was created. Borrower hereby irrevocably authorizes and directs Agent to apply any income earned from Permitted Investments to the respective Accounts. The amount of actual losses sustained on a liquidation of a Permitted Investment shall be deposited into the Deposit Account by Borrower no later than two (2) Business Days following such liquidation. All income earned on the funds in the Accounts shall belong to Borrower and shall be credited to such Accounts. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to income earned from Permitted Investments. The Accounts shall be assigned the federal tax identification number of Borrower, which number is 20-1414039.

III. DEPOSITS

         Section 3.1 INITIAL DEPOSITS.

         (a) Borrower shall deposit in the Tax Account on the date hereof the amount of $29,845.90.

         (b) Borrower shall deposit in the Insurance Account on the date hereof the amount of $5,730.00.

         (c) Borrower shall deposit in the Rollover Account on the date hereof the amount of $32,000.00.

         (d) Borrower shall deposit in the Capital Expenditure Account on the date hereof the amount of $2,514.16.

         (e) Borrower shall deposit in the Required Repairs Account on the date hereof the amount of $57,438.00

         Section 3.2 ADDITIONAL DEPOSITS. Borrower shall make such additional deposits into the Accounts as may be required by the Loan Agreement.

         Section 3.3 DISBURSEMENTS FROM THE DEPOSIT ACCOUNT.

         (a) Agent shall withdraw all available funds on deposit in the Deposit Account on every Business Day of each calendar month and disburse such funds in the following amounts in the following order of priority:

                  (i) First, funds sufficient to pay the Monthly Tax Amount for the next calendar month shall be deposited in the Tax Account;

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                  (ii) Then, funds sufficient to pay the Monthly Insurance
         Amount for the next calendar month shall be deposited in the Insurance Account;

                  (iii) Then, funds sufficient to pay the Monthly Debt Service Payment Amount for the next calendar month shall be deposited in the Debt Service Account;

                  (iv) Then, funds sufficient to pay the Monthly Capital Expenditure Amount for the next calendar month shall be deposited in the Capital Expenditure Account;

                  (v) Then, funds sufficient to pay the Monthly Rollover Amount for the next calendar month shall be deposited into the Rollover Account;

                  (vi) Then, funds sufficient to pay any interest accruing at the Default Rate and late payment charges, if any, shall be deposited in the Debt Service Account;

                  (vii) Finally, provided no Event of Default has occurred and remains uncured, all amounts remaining in the Deposit Account after deposits for items (i) through (vi) shall be paid to Borrower.

IV. WITHDRAWALS

         Section 4.1 WITHDRAWALS FROM TAX, INSURANCE PREMIUM AND DEBT SERVICE ACCOUNTS. Pursuant to Section 6.2.2 of the Loan Agreement, Lender shall have the right to withdraw amounts on deposit in the Tax Account to pay Taxes on or before the date Taxes are due and payable. Lender shall have the right to withdraw amounts from the Insurance Account to pay Insurance Premiums on or before the date Insurance Premiums are due and payable. Lender shall have the right to withdraw amounts from the Debt Service Account to pay default interest and late charges, if any, and to pay the Monthly Debt Service Payment Amount on the date the Monthly Debt Service Payment Amount is due and payable.

         Section 4.2 REQUESTS FOR WITHDRAWALS FROM THE ROLLOVER, CAPITAL EXPENDITURES, AND REQUIRED REPAIR ACCOUNTS. Pursuant to Sections 6.4.2 and 6.5.2 of the Loan Agreement, Agent shall disburse funds on deposit in the Rollover Account, Capital Expenditure Account, and the Required Repair Account in accordance with the written request of Borrower. Lender shall so approve provided all the procedures and requirements set forth in the Loan Agreement for such withdrawal have been complied with.

         Section 4.3 INTENTIONALLY OMITTED.

         Section 4.4 SOLE DOMINION AND CONTROL. Borrower and Manager acknowledge and agree that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, including Agent, subject to the terms hereof. Neither Borrower nor Manager shall have the right of withdrawal with respect to any Account except with the prior written consent of Lender. Agent shall have the right and agrees to comply with instructions originated by Lender with respect to the disposition of funds in the Accounts without the further consent of Borrower or Manager or any other Person. Agent shall comply with all "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) and instructions originated by Lender directing transfer or redemptions

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of any financial asset relating to any Account without further consent by
Borrower or any other Person.

V. PLEDGE OF ACCOUNTS

         Section 5.1 SECURITY FOR OBLIGATIONS. (a) To secure the full and punctual payment and performance of all obligations of Borrower now or hereafter existing with respect to the Loan, whether for principal, interest, fees, expenses or otherwise, and all obligations of Borrower now or hereafter existing under the Loan Agreement, the Note, the Mortgage, this Agreement and all other Loan Documents (all such obligations, collectively, the "Obligations"), Borrower hereby grants to Lender a first priority continuing security interest in and to the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the "Collateral"):

                  (i) the Accounts and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts, including, without limitation, all deposits or wire transfers made to the Accounts;

                  (ii) any and all Permitted Investments;

                  (iii) all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and

                  (iv) to the extent not covered by clauses (i), (ii) or (iii) above, all "proceeds" (as defined under the Uniform Commercial Code as in effect in the State of New York (the "UCC")) of any or all of the foregoing.

         (b) Lender and Agent, as agent for Lender, shall have with respect to the Collateral, in addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the UCC, as if such rights and remedies were fully set forth herein.

         (c) All Statements and reports prepared by Agent with respect to the Accounts shall to be sent to Borrower and Lender no less frequently than monthly.

         Section 5.2 RIGHTS ON DEFAULT. Upon the occurrence of an Event of Default, and without any duty on the Agent to determine or ascertain if a cure of such Event of Default shall have occurred and, without notice from Agent or Lender, (a) Borrower shall have no further right in respect of (including, without limitation, the right to instruct Lender or Agent to transfer excess funds from) the Accounts, (b) Lender may direct Agent to liquidate and transfer any amounts then invested in Permitted Investments to the Accounts or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable Agent, as agent for Lender, or Lender to exercise and enforce Lender's rights and remedies hereunder with respect to any Collateral, and (c) Lender may apply any Collateral to any Obligations in such order of priority as Lender may determine.

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

         Section 5.3 FINANCING STATEMENT; FURTHER ASSURANCES. Simultaneously herewith, Borrower shall deliver to Lender for filing a financing statement or statements in connection with the Collateral in the form required by Lender to properly perfect Lender's security interest therein. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or practical, or that Agent or Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Agent or Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

         Section 5.4 TERMINATION OF AGREEMENT. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations. Upon payment and performance in full of the Obligations, this Agreement shall terminate and Borrower shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and Agent and/or Lender shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the lien hereof.

VI. RIGHTS AND DUTIES OF LENDER AND AGENT

         Section 6.1 REASONABLE CARE. Beyond the exercise of reasonable care in the custody thereof or as otherwise expressly provided herein, neither Agent nor Lender shall have any duty as to any Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any Person or otherwise with respect thereto. Agent and Lender each shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent or Lender accords its own property, it being understood that Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in value thereof, by reason of the act or omission of Agent or Lender, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Agent's or Lender's gross negligence, bad faith or willful misconduct, provided that nothing in this Article VI shall be deemed to relieve Agent from the duties and standard of care which, as a commercial bank, it generally owes to depositors. Neither Lender nor Agent shall have any liability for any loss or the amount of income resulting from the investment of funds in Permitted Investments in accordance with the terms and conditions of this Agreement. In no event shall Agent be liable for any lost profits or for any indirect, special, consequential or punitive damages even if advised of the possibility or likelihood of such damages. This Section shall survive termination of the Agreement.

         Section 6.2 INDEMNITY. Agent, in its capacity as agent hereunder, shall be responsible for the performance only of such duties as are specifically set forth herein, and no duty shall be implied from any provision hereof. Agent shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Agent and Lender, their respective employees and officers harmless from and against any loss, cost or actual damage (including, without limitation, reasonable attorneys' fees and disbursements) actually incurred by Agent or Lender in connection with the transactions contemplated hereby, except to the extent that such loss or damage results from Agent's or Lender's gross negligence, bad faith, or willful misconduct. This Section shall survive termination of the Agreement.

         Section 6.3 RELIANCE. Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it, in the exercise of reasonable judgment and good faith, to be genuine, and it may be assumed that any person purporting to act on behalf of any Person giving any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Agent may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith. Agent shall not be liable for any act or omission done or omitted to be done by Agent in reliance upon any instruction, direction or certification received by Agent and without gross negligence, bad faith or willful or reckless misconduct.

         Section 6.4 RESIGNATION OF AGENT. (a) Agent shall have the right to resign as Agent hereunder upon thirty (30) days' prior written notice to Borrower and Lender, and in the event of such resignation, Borrower shall appoint a successor Agent which must be an Eligible Institution. No such resignation by Agent shall become effective until a successor Agent shall have accepted such appointment and executed an instrument by which it shall have assumed all of the rights and obligations of Agent hereunder. If no such successor Agent is appointed within sixty (60) days after receipt of the resigning Agent's notice of resignation, the resigning Agent may petition a court for the appointment of a successor Agent. Notwithstanding the foregoing, Agent may resign from this Agreement immediately upon written notice to the other parties in the event of suspected fraud or other illegal activity in connection with the Accounts or this Agreement.

         (b) In connection with any resignation by Agent, (i) the resigning Agent shall, at the sole cost of Borrower, (A) duly assign, transfer and deliver to the successor Agent this Agreement and all cash and Permitted Investments held by it hereunder, (B) execute and/or authorize such financing statements and other instruments as may be necessary to assign to the successor Agent the security interest in the Collateral existing in favor of the retiring Agent hereunder and to otherwise give effect to such succession and (C) take such other actions as may be reasonably required by Lender or the successor Agent in connection with the foregoing, (ii) the successor Agent shall establish in its name, as secured party, cash collateral accounts, which shall become the Accounts for purposes of this Agreement upon the succession of such Agent and
(iii) Borrower shall cooperate with Lender to issue new joint instructions to Tenants with respect to the payment of Rents to such successor Agent and to the Closing Account Bank with respect to the transfer of funds to such successor Agent.

         (c) Lender at its sole discretion shall have the right, upon thirty
(30) days notice to Agent, to substitute Agent with a successor Agent that satisfies the requirements of an Eligible Institution or to have one or more of the Accounts held by another Eligible Institution, provided that such successor Agent shall perform the duties of Agent pursuant to the terms of this Agreement.

         Section 6.5 LENDER APPOINTED ATTORNEY-IN-FACT. Upon the occurrence and during the continuation of an Event of Default, Borrower hereby irrevocably constitutes and appoints Lender as Borrower's true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower could or might do or which Agent or Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. If Borrower fails to perform any agreement herein contained and such failure shall continue for five (5) Business Days after notice of such failure is given to Borrower, Lender may perform or cause performance of any such agreement, and any reasonable expenses of Lender and Agent in connection therewith shall be paid by Borrower.

         Section 6.6 ACKNOWLEDGMENT OF LIEN/OFFSET RIGHTS. Agent hereby acknowledges and agrees that (a) the Accounts shall be held by Agent in the name of Lender, (b) all funds held in the Accounts shall be held for the benefit of Lender, (c) Borrower has granted to Lender a first priority security interest in the Collateral, (d) Agent shall not disburse any funds from the Accounts except as provided herein, and (e) Agent shall invest and reinvest any balance of the Accounts in Permitted Investments as Borrower shall so direct as provided herein. Agent hereby waives any right of offset, banker's lien or similar rights against, or any assignment of, or security interest or other interest in, the Collateral, except that Agent may charge or set off against the Accounts for fees and expenses payable hereunder, for returned deposit items and for adjustments and corrections in respect of transactions in the Accounts, including, without limitation, returned checks and other deposits with respect to which Agent fails to receive final payment or settlement, and obligations and liabilities arising out of any cash management services provided by Agent, including, but not limited to, Automated Clearing House transactions. If there are insufficient collected funds in the Accounts to cover the amount of any returned check or other adjustment or correction to be debited thereto, Borrower shall repay Agent the amount of such debit immediately upon demand. If Borrower fails to so repay Agent, then Lender shall repay Agent for such debit immediately upon demand to the extent that Lender received the proceeds of the check or other deposit or credit to which the debit relates.

VII. REMEDIES

         Section 7.1 REMEDIES. Upon the occurrence and during the continuation of an Event of Default, Lender or Agent, as agent for Lender, may:

         (a) without notice to Borrower, except as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Collateral against the Obligations or any part thereof;

         (b) in its sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC and/or under any other applicable law; and

         (c) demand, collect, take possession of, receive, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any portion thereof) as Lender may determine in its sole discretion.

         Section 7.2 WAIVER. Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Collateral. Borrower acknowledges and agrees that ten (10) days' prior written notice of the time and place of any public sale of the Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Borrower within the meaning of the UCC.

VIII. MISCELLANEOUS

         Section 8.1 TRANSFERS AND OTHER LIENS. Borrower agrees that it will not
(i) sell or otherwise dispose of any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to all or any of the Collateral, except for the Lien granted under this Agreement.

         Section 8.2 LENDER'S RIGHT TO PERFORM BORROWER'S OBLIGATIONS; NO LIABILITY OF LENDER. If Borrower fails to perform any of the covenants or obligations contained herein, and such failure shall continue for a period five
(5) Business Days after Borrower's receipt of written notice thereof from Lender, Lender may itself perform, or cause performance of, such covenants or obligations, and the reasonable expenses of Lender incurred in connection therewith shall be payable by Borrower to Lender. Notwithstanding Lender's right to perform certain obligations of Borrower, it is acknowledged and agreed that Borrower retains control of the Property and operation thereof and notwithstanding anything contained herein or Agent's or Lender's exercise of any of its rights or remedies hereunder, under the Loan Documents or otherwise at law or in equity, neither Agent nor Lender shall be deemed to be a mortgagee-in-possession nor shall Agent or Lender be subject to any liability with respect to the Property or otherwise based upon any claim of lender liability.

         Section 8.3 NO WAIVER. The rights and remedies provided in this Agreement and the other Loan Documents are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity. No failure to exercise or delay by Agent or Lender in exercising any right or remedy hereunder or under the Loan Documents shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein. Every right and remedy granted to Agent and/or Lender hereunder or by law may be exercised by Agent and/or Lender at any time and from time to time, and as often as Agent and/or Lender may deem it expedient. Any and all of Agent's and/or Lender's rights with respect to the lien and security interest granted hereunder shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) any proceeding of Borrower under the Federal Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state,
(b) the release or substitution of Collateral at any time, or of any rights or interests therein or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Agent and/or Lender in the event of any default, with respect to the Collateral or otherwise hereunder. No delay or extension of time by Agent and/or Lender in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon Borrower by Agent and/or Lender, shall constitute a waiver thereof, or limit, impair or prejudice Agent's and/or Lender's right, without notice or demand, to take any action against Borrower or to exercise any other power of sale, option or any other right or remedy.

         Section 8.4 EXPENSES. Borrower shall pay to Agent and Lender and/or Agent's and Lender's counsel on demand, from time to time, all standard and customary costs and expenses (including, but not limited to, reasonable attorneys' fees and disbursements, and transfer, recording and filing fees, taxes and other charges) of, or incidental to, the creation or perfection of any lien or security interest granted or intended to be granted hereby, the custody, care, sale, transfer, administration, collection of or realization on the Collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of Agent and/or Lender under this Agreement, the Loan Agreement, the Note, the Mortgage, or the other Loan Documents. Standard and customary fees and charges associated with the Accounts shall be included on a monthly consolidated account analysis statement which Agent shall submit to Borrower for Borrower's payment. This statement shall set forth the fees and charges payable for such month, including, but not limited to reasonable fees and reasonable expenses incurred in connection with this Agreement and be accompanied by reasonably detailed supporting documentation. Agent shall be entitled to charge the Accounts for such fees and expenses as indicated by the analysis statement.

         Section 8.5 ENTIRE AGREEMENT. This Agreement constitutes the entire and final agreement between the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied, except by a writing duly executed by the parties.

         Section 8.6 NO WAIVER. No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

         Section 8.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns.

         Section 8.8 NOTICES. All notices, demands, requests, consents, approvals and other communications (any of the foregoing, a "Notice") required, permitted, or desired to be given hereunder shall be in writing sent by telefax or by registered or certified mail, postage prepaid, return receipt requested or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section
8.8. Any such Notice shall be deemed to have been received three (3) days after the date such Notice is mailed or on the date of sending by telefax (if the sender thereof shall have confirmation thereof and a hard copy is also sent by mail to the recipient) or delivery by hand or the next day if sent by an overnight commercial courier addressed to the parties as follows:

              If to Lender:         Eurohypo AG, New York Branch
                                    1114 Avenue of the Americas
                                    Twenty-Ninth Floor
                                    New York, New York  10036
                                    Attention:  Head of Portfolio Operations
                                    Facsimile No.:  (212) 479-5800

              With a copy to:       Eurohypo AG, New York Branch
                                    1114 Avenue of the Americas
                                    Twenty-Ninth Floor
                                    New York, New York  10036
                                    Attention:  Legal Director
                                    Facsimile No.:  (212) 479-5800

              With a copy to:       Cadwalader, Wickersham & Taft LLP
                                    100 Maiden Lane
                                    New York, New York 100038
                                    Attention:  Michael G. Kavourias, Esq.
                                    Facsimile No.:  (212) 504-6666

              If to Borrower:       Cedar-Franklin Village LLC
                                    c/o Cedar Shopping Centers Partnership, L.P.
                                    44 South Bayles Avenue
                                    Suite 304
                                    Port Washington, NY 11050
                                    Attn:    Brenda Walker
                                             Stuart Widowski
                                    Fax No.:  (516) 767-6497

              With a copy to:       Stroock & Stroock & Lavan LLP
                                    180 Maiden Lane
                                    New York, New York 10038
                                    Attn:  Steven P Moskowitz
                                    Fax No.: (212) 806-6006

              If to Manager:        Calarese Properties, Inc.
                                    1000 Franklin Village Drive
                                    Franklin, Massachusetts 02038
                                    Attn:  Richard Calarese
                                    Fax No.: (508)528-0053

              With a copy to:       Michael Myerow, Esq.
                                    365 Boston Post Road #114
                                    Boston, Massachusetts 01776
                                    Attn:  Michael Myerow, Esq.
                                    Fax No.: (978) 443-0566

              If to Agent:          PNC Bank, National Association
                                    Treasury Management
                                    Two PNC Plaza, 31st Floor
                                    620 Liberty Avenue
                                    Pittsburgh, Pennsylvania 15222
                                    Attn:  Ron Rockovich
                                    Fax No.:  (412) 762-6264

              With a copy to:       PNC Bank, National Association
                                    Treasury Management
                                    Two PNC Plaza, 31st Floor
                                    620 Liberty Avenue
                                    Pittsburgh, Pennsylvania 15222
                                    Attn:  Risk Manager
                                    Fax No.:  (412) 762-6264

         Section 8.9 CAPTIONS. All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

         Section 8.10 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of New York without regard to conflicts of law principles of such State. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be Agent's jurisdiction (within the meaning of Sections 8-110 and 9-304 of the UCC).

         Section 8.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts.

         Section 8.12 RIGHT TO PLACE HOLD; INTERPLEADER. If at any time: (a) Agent, in good faith, is in doubt as to the action it should take under this Agreement, or (b) the Borrower becomes subject to a voluntary or involuntary bankruptcy, reorganization, receivership or similar proceeding, or (c) Agent is served with legal process which it in good faith believes prohibits the disbursement of the funds deposited in the Accounts, then Agent shall have the right (i) to place a hold on the funds in all such Accounts until such time as it receives an appropriate court order or other assurance satisfactory to it as to the disposition of the funds in the Accounts, or (ii) to commence, at Borrower's expense, an interpleader action in any competent Federal or State Court located in the Commonwealth of Pennsylvania, and otherwise to take no further action except in accordance with joint written instructions from Borrower and Lender or in accordance with the final order of a competent court, served on Agent.

                         [NO FURTHER TEXT ON THIS PAGE]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                             BORROWER:

                             CEDAR-FRANKLIN VILLAGE LLC,
                             a Delaware limited liability company

                             By: Cedar-Franklin Village 2 LLC, a Delaware limited liability company, its sole member


                                   By:    Cedar Shopping Centers Partnership,
                                          L.P., a Delaware limited partnership,
                                          its sole member


                                          By:   Cedar Shopping Centers, Inc., a
                                                Maryland corporation, its
                                                general partner


                                                By: _____________________
                                                       Name:  Brenda J. Walker
                                                       Title:  Vice President

                        LENDER:


                        EUROHYPO AG, NEW YORK BRANCH, the New York branch of a German banking corporation


                        By: ____________________________________________________
                            Name:
                            Title:


                        By: ____________________________________________________
                            Name:
                            Title:

                          AGENT:


                          PNC Bank, National Association, a national banking association


                          By: __________________________________________________
                              Name:
                              Title:

                                   MANAGER:

                                   CALARESE PROPERTIES, INC., a
                                   Massachusetts corporation


                                   By: __________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT A

                         Form of Tenant Direction Letter

                              [BORROWER LETTERHEAD]



                             ____________ ___, 200__

[TENANTS UNDER LEASES]
                  Re:______Lease dated ________ between _______________,
                  as Landlord, and _______________, as Tenant,
                  concerning premises known as
                  ______________________________________________________________

Gentlemen:

                  This letter shall constitute notice to you that the undersigned has granted a security interest in the captioned lease and all rents, additional rent and all other monetary obligations to landlord thereunder (collectively, "RENT") in favor of Bank as lender ("LENDER"), to secure certain of the undersigned's obligations to Lender. The undersigned hereby irrevocably instructs and authorizes you to disregard any and all previous notices sent to you in connection with Rent and hereafter to deliver all Rent to the following address:

                                    NORTHFORK BANK
                                    P.O. Box 9019
                                    Hicksville, New York 11802

                                    Account No. ______________
                                    Attention: _________________
                                    ABA# ____________________

                  The instructions set forth herein are irrevocable and are not subject to modification in any manner, except that Lender, or any successor lender so identified by Lender, may by written notice to you rescind the instructions contained herein.


                                                          Sincerely,

                                                          [BORROWER]


ACKNOWLEDGMENT AND AGREEMENT

The undersigned acknowledges notice of the security interest of Lender and hereby confirms that the undersigned has received no notice of any other pledge or assignment of the Rent and will honor the above instructions.


[TENANT]


By:  _______________________________________
     Name:
     Its:

Dated as of: __________ ___, 200__